UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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TXNM Energy, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TXNM ENERGY, INC.
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
___________________________________

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, AUGUST 28, 2025
___________________________________
The following information supplements and amends the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) of TXNM Energy, Inc., a New Mexico corporation (“TXNM”), filed with the Securities and Exchange Commission (“SEC”) on July 21, 2025, in connection with the solicitation of proxies by the Board of Directors for the Special Meeting of Shareholders to be held on August 28, 2025, and any adjournment or postponement thereof (the “Special Meeting”). As previously disclosed, on May 18, 2025, TXNM, Troy ParentCo LLC, a Delaware limited liability company (“Parent”), and Troy Merger Sub Inc., a New Mexico corporation and a direct subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into TXNM (the “Merger”), with TXNM surviving the Merger as a direct wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of Blackstone Infrastructure Partners L.P. (“Blackstone Infrastructure”). At the Special Meeting, TXNM shareholders will be asked to consider and vote upon a proposal to approve the Merger Agreement as disclosed in the Proxy Statement (the “Merger Proposal”), as well as the other proposals described in the Proxy Statement. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to them in the Proxy Statement. This Supplement is being filed with the SEC and first being made available to shareholders on or about August 18, 2025.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only shareholders of record as of the close of business on July 17, 2025, are entitled to notice of and to vote at the Special Meeting.

Demand Letters and Merger Litigation

From May 19, 2025, through August 18, 2025, several purported shareholders of TXNM have sent demand letters (the “Demand Letters”) regarding the Preliminary Proxy Statement on Schedule 14A (the “Preliminary Proxy Statement”) filed by TXNM with the SEC on July 11, 2025, or the Proxy Statement. In addition, on August 4, 2025, a purported individual shareholder of TXNM filed a complaint in the Supreme Court of the State of New York, County of New York, captioned Williams v. TXNM, Index No. 654609/2025 (“Williams”), naming as defendants TXNM and each member of the Board of Directors of TXNM (the “Board”). On August 6, 2025, an additional case was filed by a purported individual shareholder of TXNM in the Supreme Court of the State of New York, County of New York, captioned Scott v. TXNM, Index No. 654672/2025 (“Scott”). The Williams and Scott complaints, and any similar subsequently filed actions involving TXNM, the Board or any committee thereof and/or any of TXNM’s directors or officers relating directly or indirectly to the Merger Agreement, the Merger Proposal or any related transaction, are referred to as the “Shareholder Actions.”

The Demand Letters and the Shareholder Actions generally allege that, among other things, the Proxy Statement is materially incomplete and misleading by failing to disclose purported material information regarding the Merger. The Shareholder Actions assert claims for negligent misrepresentation and concealment, and negligence in violation of New York common law against TXNM and the Board. The Shareholder Actions seek, among other things, an injunction enjoining the shareholder vote until such time, if any, that the Proxy Statement discloses the material information that the complaints claim have been omitted, rescission of the Merger if consummated or awarding actual or punitive damages, costs of the action, including attorneys’ fees and experts’ fees and expenses, and any such other relief the court may deem just and proper. Based on the same core allegations as the Shareholder Actions, the Demand Letters request that TXNM provide corrective disclosures in an amendment or supplement to the Proxy Statement, prior to the shareholder vote in connection with the Merger.

TXNM cannot predict the outcome of each Shareholder Action, nor can TXNM predict the amount of time and expense that will be required to resolve each Shareholder Action. It is possible that additional, similar demand letters or complaints may be received or filed or the Shareholder Actions may be amended. Absent new or significantly different allegations, TXNM does not intend to announce the receipt or filing of each additional, similar demand letter, complaint or any amended complaint. Although TXNM cannot predict the outcome of or estimate the possible loss or range of loss from these matters, TXNM and its directors believe that the allegations contained in the Demand Letters and Shareholder Actions are without merit, that no supplemental disclosures are required under applicable law, and that the requested additional disclosures are immaterial.

In order to reduce the risk of the Demand Letters and the Shareholder Actions delaying the Special Meeting or the closing of the Merger, and to minimize the nuisance and expense of defending the Shareholder Actions, without admitting any liability or wrongdoing, TXNM is voluntarily making the additional disclosures set forth below that supplement those contained in the Proxy Statement (the “Supplemental Disclosures”). Nothing in this Supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, TXNM specifically denies all allegations in the Demand Letters and the Shareholder Actions, including that any additional disclosure was or is required and that the Supplemental Disclosures are otherwise material. This decision to make the Supplemental Disclosures will not affect the merger consideration to be paid in connection with the Merger or the timing of the Special Meeting. The Supplemental Disclosures are included below and should be read in conjunction with the Proxy Statement.

Supplemental Disclosures

All paragraph headings and page references refer to the headings and pages in the Proxy Statement before any additions or deletions resulting from this Supplement or any other amendments. Where applicable, the Supplemental Disclosures are identified below by underlined and bolded text.

The section entitled “THE MERGER” is amended and supplemented as follows:

The following disclosure is added to the paragraph that crosses over page 35 into page 36 of the Proxy Statement:

On January 6, 2025, the Board of Directors, in executive session with the management team and Wells Fargo, reviewed industry trends and conditions, management’s financial projections, or the Forecasts, and preliminary Valuation and Discussion materials prepared by Wells Fargo. A representative of Troutman Pepper Locke LLP, or Troutman Pepper, TXNM’s legal counsel, reviewed with the Board of Directors their fiduciary duty obligations in connection with considering strategic alternatives and other legal and regulatory matters relating to a sale process. The Board of Directors also discussed a potential structure for a transaction to sell TXNM, including interim financing from a buyer to alleviate the need for financing to fund operations during the pendency of a merger process. The Board of Directors further discussed possible counterparties. Following this review, the Board of Directors directed management and Wells Fargo to begin contacting five short-listed infrastructure funds regarding their interest in considering preliminary discussions with TXNM. Considerations in selecting infrastructure funds rather than strategic counterparties, and these five funds in particular, included an evaluation of whether such potential counterparties would have the financial resources to pay the merger consideration without over-leveraging TXNM, their ability to provide interim financing, their access to and competitive cost of capital, their prior experience owning a utility service provider, their track record in securing regulatory approvals, the increased risk that strategic partners may not support local management’s focus on growth plans due to competing interests, the potential transactability issues with respect to strategic partners, and the lack of interest of strategic partners in the previous sale process. The Board of Directors noted its view that infrastructure funds could provide advantages to the TXNM stakeholders over a strategic partner, with a greater possibility of local management and headquarters and commitments to stakeholders, including customers and employees. The Board of Directors created a Transaction Review Committee, or TRC, to assist it in the potential sale process, including periodically reviewing next steps and making recommendations to the Board of Directors in connection with the process. The decision to create the TRC was not made in response to conflicts of interest on the Board of Directors. The Board of Directors appointed three independent directors consisting of Norman Becker, the lead director of the Board of Directors, James Hughes and Maureen Mullarkey to the TRC, with Norman Becker being appointed as Chairman of the TRC. The TRC was delegated broad power and authority in connection with reviewing the merger, including, but not limited to, evaluating the advisability of the transaction and examining any and all matters concerning the transaction, identifying, reviewing, considering and/or recommending possible alternatives in the manner of structuring the transaction, approving nonbinding proposals, indications of interest and letters of intent relating to the transaction, updating the Board of Directors as to the status of the transaction and making a recommendation to the Board of Directors concerning the transaction. While the TRC was granted authority to make a recommendation to the Board of Directors concerning the transaction, the TRC was not authorized to reject or veto the transaction. The Board of Directors also authorized TXNM to engage Wells Fargo to serve as financial advisor with respect to a sale of TXNM.

The section entitled “Opinion of Wells Fargo” is amended and supplemented as follows:

The following disclosure is added to the second full paragraph on page 51 of the Proxy Statement:

Wells Fargo reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo in its professional judgment deemed relevant. None of the selected companies used in Wells Fargo’s analyses is identical to TXNM. The selected companies were selected by Wells Fargo because they were deemed by Wells Fargo to be similar to TXNM in one or more respects, including, among other things, that each selected company is a small-mid cap whose principal business includes regulated electric utility service. The companies selected by Wells Fargo were as follows:

• Avista Corporation
• IDACORP, Inc.
• NorthWestern Energy Group, Inc.
• OGE Energy Corp.
• Pinnacle West Capital Corp
• Portland General Electric Company

The following disclosure is added to the last full paragraph on page 51 of the Proxy Statement:

Taking into account the results of the selected public companies analysis, Wells Fargo, applied a multiple range of 11.50x to 12.50x to TXNM’s EBITDA for the twelve months ended March 31, 2025, a multiple range of 10.50x to 11.50x to TXNM’s estimated EBITDA for the year ended December 31, 2025, a multiple range of 9.25x to 10.25x to TXNM’s estimated EBITDA for the year ended December 31, 2026, a multiple range of 16.75x to 18.75x to TXNM’s Adj. EPS for the twelve months ended March 31, 2025, a multiple range of 16.25x to 18.25x to TXNM’s estimated Adj. EPS for the year ended December 31, 2025 and a multiple range of 15.00x to 17.00x to TXNM’s estimated Adj. EPS for the year ended December 31, 2026, in each case, based on the Forecasts and Wells Fargo’s professional judgment and experience, and informed by, among other things, the business profiles of TXNM and the TXNM selected companies. The selected companies analysis indicated the following implied price per share reference ranges for TXNM common stock:

The following disclosure is added to the second full paragraph on page 53 of the Proxy Statement:

Taking into account the results of the selected transactions analysis, Wells Fargo, applied a multiple range of 11.50x to 13.50x to EBITDA for the last twelve months ended March 31, 2025 for TXNM, a multiple range of 11.25x to 12.25x to estimated EBITDA for the fiscal year ended December 31, 2025 for TXNM, a multiple range of 21.50x to 24.50x to Adj. EPS for the last twelve months ended March 31, 2025 for TXNM and a multiple range of 20.50x to 23.00x to estimated Adj. EPS for the fiscal year ended December 31, 2025 for TXNM, in each case based on the Forecasts and Wells Fargo’s professional judgment and experience and informed by, among other things, the business profiles of TXNM and the target companies or businesses involved in the TXNM selected transactions.

The following disclosure is added to the sixth full paragraph on page 53 of the Proxy Statement:

Wells Fargo applied discount rates ranging from 5.40% to 6.40%, which were chosen by Wells Fargo based on its experience and professional judgment taking into account an analysis of TXNM’s weighted average cost of capital, which was calculated based on considerations that Wells Fargo deemed relevant in its professional judgment and experience including a form of the capital asset pricing model. The discounted cash flow analysis indicated the following implied per share equity value reference range for TXNM common stock:

The following disclosure is added to the second full paragraph on page 54 of the Proxy Statement:

Wells Fargo or its affiliates also acted as financial advisor to TXNM in connection with the transactions contemplated by the Blackstone stock purchase agreement for the PIPE transaction and received a fee equal to $4.0 million from TXNM for such services. Wells Fargo and its affiliates provide a wide range of investment and commercial banking advice and services, including financial advisory services, securities underwritings and placements, securities sales and trading, brokerage advice and services, and commercial loans. During the two years preceding the date of Wells Fargo’s written opinion, Wells Fargo and its affiliates have had investment or commercial banking relationships with TXNM and its subsidiaries and portfolio companies of Blackstone Infrastructure for which Wells Fargo and its affiliates have received customary compensation. Such relationships have included acting (i) as sole lead arranger, administrative agent and sole bookrunner on an offering of debt securities by TXNM in June 2023, as joint bookrunner on an at-the-market offering of shares of TXNM common stock in September 2023, as joint lead arranger, administrative agent and bookrunner on offerings of debt securities by TXNM in December 2023, as joint lead arranger, administrative agent and bookrunner on offerings of debt securities by TXNM in April 2024, as joint bookrunner on an offering of convertible debt securities by TXNM in June 2024, as administrative agent in connection with the Backstop Facilities with TXNM and TNMP and on offerings for equity and debt securities for TXNM subsidiaries, for which Wells Fargo or its affiliates have received or are expected to receive approximately $10.5 million in fees from TXNM since May 1, 2023; and (ii) on offerings of equities and debt securities, on debt underwritings, and as M&A financial advisor for Blackstone Inc. and its affilitaed funds and investments, including Blackstone Infrastructure and its portfolio companies, for which Wells Fargo or its affiliates have received approximately $94 million in fees from Blackstone Inc. and its affiliated funds and investments, including Blackstone Infrastructure and its portfolio companies since May 1, 2023. Wells Fargo or its affiliates are also an agent and a lender to one or more of the credit facilities of TXNM, PNM, and TNMP. Following the date of its opinion, Wells Fargo or its affiliates may provide financing or services in connection with the new issuance of debt securities by PNM and TNMP, refinancings of outstanding debt securities issued by PNM and TNMP as well as other indebtedness incurred by PNM and TNMP, and/or subsequent offerings of shares of TXNM common stock, for any of which Wells Fargo or its affiliates are expected to receive customary compensation. The information disclosed in this paragraph regarding relationships of Wells Fargo and fees recognized by it is based upon information provided to TXNM by Wells Fargo. Wells Fargo and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of TXNM and Blackstone Infrastructure. In the ordinary course of business, Wells Fargo and its affiliates may trade or otherwise effect transactions in the securities or other financial instruments (including bank loans or other obligations) of TXNM, Blackstone Infrastructure and certain of their affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments. Wells Fargo and its affiliates have adopted policies and procedures designed to preserve the independence of their research and credit analysts whose views may differ from those of the members of the team of investment banking professionals involved in preparing Wells Fargo’s opinion.

* * *

This Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety, and the other proxy materials previously made available to shareholders in connection with the Special Meeting. This Supplement is incorporated into, and amends and/or supplements, the Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Proxy Statement remains unchanged.

Forward-Looking Statements

This communication contains forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements generally include statements regarding the proposed merger, including any statements regarding the expected timetable for completing the proposed transaction, the ability to complete the merger, the expected benefits of the merger, projected financial information, future opportunities, and any other statements regarding TXNM’s and Parent’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. TXNM’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

•the failure of Parent to obtain any equity, debt or other financing necessary to complete the merger;

•the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending merger that could reduce anticipated benefits or cause the parties to abandon the transaction;

•the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in circumstances requiring TXNM to pay a termination fee;

•the possibility that TXNM’s shareholders may not approve the merger agreement;

•the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all;

•the receipt of an unsolicited offer from another party to acquire our assets or capital stock that could interfere with the merger;

•the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the merger;

•risks related to disruption of management time from ongoing business operations due to the proposed merger;

•the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally;

•the announcement and pendency of the merger, during which TXNM is subject to certain operating restrictions, could have an adverse effect on TXNM’s businesses, results of operations, financial condition or cash flows;

•the costs incurred to consummate the merger;

•the risk that the price of TXNM’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed; and

•other risks detailed in TXNM’s filings with the SEC, including its most recent Form 10-K for the fiscal year ended December 31, 2024, and in subsequently filed Forms 10-Q and 8-K, the Proxy Statement and in any other documents filed by TXNM with the SEC after the date thereof.

Any such forward-looking statement is qualified by reference to these risks and factors. TXNM cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of the particular statement, and TXNM does not undertake to update any forward-looking statement contained herein.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction between TXNM and affiliates of Blackstone Infrastructure, TXNM filed the Proxy Statement with the SEC. The Proxy Statement has been delivered to shareholders of TXNM entitled to vote at the Special Meeting. INVESTORS AND SECURITY HOLDERS OF TXNM ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY TXNM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TXNM AND THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from TXNM’s website (https://www.txnmenergy.com/) under the tab “Investor” and then under the heading “SEC Filings.”

Participants in the Solicitation

TXNM and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about TXNM’ directors and executive officers is set forth in the Proxy Statement, TXNM’s definitive proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2025, TXNM’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025, and other documents subsequently filed by TXNM with the SEC. These documents can be obtained free of charge from the sources indicated above.